Exhibit 24.2

DECORATIVE PRODUCTS THAILAND, INC.

REGISTRATION STATEMENT ON FORM S-4

POWER OF ATTORNEY

Each undersigned officer and/or director of Decorative Products Thailand, Inc., an Ohio Corporation (the “Company”), and subsidiary of OMNOVA Solutions Inc. (the “Registrant”), does hereby make, constitute and appoint J.C. LeMay and K.C. Syrvalin, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more registration statements on Form S-4 relating to the registration of the Company’s guarantee of the Registrant’s debt securities in connection with the exchange offer of such debt securities, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.

IN WITNESS WHEREOF, the undersigned have subscribed these presents as of the 11th day of February, 2011.

/s/ Kevin M. McMullen		/s/ Michael E. Hicks
Kevin M. McMullen	President and Director (Principal Executive Officer)	Michael E. Hicks	Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)

/s/ James C. LeMay		/s/ Kristine C. Syrvalin
James C. LeMay	Director	Kristine C. Syrvalin	Director